UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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QKL Stores Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QKL STORES INC.

No.4, Nan Re Yuan Street
Dongfeng Road, Dongfeng Xincun,
Daqing, Heilongjiang
163311, P.R. China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 27, 2011

TO THE STOCKHOLDERS OF QKL STORES INC.:

The Annual Meeting of the stockholders of QKL Stores Inc., a Delaware corporation (“Company”), will be held on May 27, 2011, at 9:00 a.m. local time, at No.4, Nan Re Yuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311, P.R. China for the following purposes:

1.           To elect five directors;

2.           To ratify the appointment of BDO China Li Xin Da Hua CPA Co., Ltd., as Company’s independent accountants, for the fiscal year ending December 31, 2011; and

3.           To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement, providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this notice.

By Order of the Board of Directors,

Zhuangyi Wang
Chief Executive Officer and Director

Dated: April 28, 2011

IMPORTANT

Whether you expect to attend the Annual Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or nevertheless vote in person at the Annual Meeting.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the nominee holder how to vote, by marking your proxy card.

QKL STORES INC.

No.4, Nan Re Yuan Street
Dongfeng Road, Dongfeng Xincun,
Daqing, Heilongjiang
163311, P.R. China

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on May 27, 2011

PROXY SOLICITATION

Company is soliciting proxies on behalf of the Board of Directors, or Board, in connection with the annual meeting of stockholders on May 27, 2011 and at any adjournment thereof.  Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to stockholders.  Proxies may be solicited through the mails or direct communication with certain stockholders or their representatives by Company officers, directors, or employees, who will receive no additional compensation therefor.

May 5, 2011 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of April 26, 2011, the record date for the meeting, Company had outstanding 29,769,590 shares of common stock, par value $0.001 per share, or Common Stock, being the class of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote.

Procedures for Voting or Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided  The persons authorized by any of those means to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy.  You may revoke any proxy by notifying Company in writing at the above address, ATTN:  Secretary, or by voting a subsequent proxy or in person at the meeting.

Attending the Meeting

You may obtain directions to the meeting at www.qklstoresinc.com or by writing to Company at the above address, ATTN:  Secretary.  If you attend the meeting, you may vote there in person, regardless of whether you have voted by any of the other means mentioned in the preceding paragraph.

Required Votes

Directors are elected by a plurality of votes cast.  A majority of votes cast is required to approve each other matter to be considered at the meeting.  Abstentions and broker non-votes have no effect on the proposals being voted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officers and (iv) all executive officers and directors as a group, as of April 26, 2011.  No director or officer has beneficial ownership of any of our convertible preferred stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) Common Stock	Percentage of Class (1)(2) Common Stock
Owners of More than 5% of Class Winning State International Ltd Road Town, Tortola VG1110 British Virgin Islands (3)	19,082,299	64.1%
H. Philip J. Hempleman (4)	1,825,000	6.1%
Directors and Executive Officers (5)
Mr. Zhuangyi Wang (Director and CEO) (3)	19,082,299	64.1%
Mr. Alan Stewart (Director and COO)	0	*
Mr. Tsz-Kit Chan (CFO)	0	*
Mr. Gary Crook (Independent Director) (6)	6,667	*
Mr. Zhiguo Jin (Independent Director) (6)	6,667	*
Mr. Chaoying Li (Independent Director) (6)	6,667	*
All Directors and Executive Officers (6 persons)	19,102,300	64.2%

* Less than 1%.

(1)
As of April 26, 2011 there were 29,769,590 shares of our common stock issued and outstanding. In determining beneficial ownership of our common stock as of that date, the number of shares shown includes shares of our common stock which may be acquired within 60 days of that date on exercise of warrants or options or conversion of convertible securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. None of the persons named in the table own any shares of preferred stock or warrants.

(2)
In determining the percent of our common stock owned by a person or entity on April 26, 2011 (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of outstanding warrants and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of our common stock outstanding on that date 29,769,590, plus (ii) the total number of shares that the beneficial owner may acquire on conversion of preferred stock and on exercise of warrants and options.

(3)
On March 28, 2008, the Company acquired Speedy Brilliant (BVI) in a share exchange transaction with Winning State (BVI) and the other stockholders of Speedy Brilliant (BVI). In the share exchange, we received the Speedy Brilliant BVI shares from Winning State (BVI) and the other stockholders of Speedy Brilliant (BVI) and in exchange we issued and delivered to them 19,382,298 of our newly issued shares of our common stock. Wining State (BVI) received 19,082,299 of those shares.  Winning State (BVI) is wholly owned by Mr. Zhuangyi Wang, our CEO. Accordingly, the 19,082,299 shares of our common stock issued to Winning State (BVI) as a result of the consummation of the share exchange are beneficially owned by Mr. Wang.

(4)
Based solely on the information filed with the SEC on Schedule 13G on February 15, 2011 (the “13G”), which statement was filed by Ardsley Partners Fund II, L.P., a Delaware limited partnership ("AP II"), with respect to the 762,900 shares of Common Stock, par value $0.001 per share ("Common Stock") directly owned by it; Ardsley Partners Institutional Fund, L.P., a Delaware limited partnership ("Ardsley Institutional"), with respect to the 616,300 shares of Common Stock directly owned by it; Ardsley Offshore Fund, Ltd., a British Virgin Islands corporation ("Ardsley Offshore"), with respect to the 78,700 shares of Common Stock directly owned by it; Ardsley Advisory Partners, a New York general partnership ("Ardsley") which serves as Investment Manager of Ardsley Offshore and Ardsley Energy Offshore and as Investment Adviser of AP II, Ardsley Institutional, Ardsley Energy and a certain managed account, with respect to the shares of Common Stock directly owned by Ardsley Offshore, Ardsley Energy Offshore, AP II, Ardsley Institutional, Ardsley Energy and the managed account; Ardsley Partners I, a New York general partnership ("Ardsley Partners") which serves as General Partner of AP II, Ardsley Institutional and Ardsley Energy; and Philip J. Hempleman ("Mr. Hempleman"), the Managing Partner of Ardsley and Ardsley Partners, with respect to the shares of Common Stock owned by AP II, Ardsley Institutional, Ardsley Energy, Ardsley Offshore, Ardsley Energy Offshore and the managed account and with respect to the shares of Common Stock owned by certain managed accounts managed by him directly. The foregoing persons are hereinafter sometimes collectively referred to as the "Reporting Persons." The address of the business office of each of the Reporting Persons, with the exception of Ardsley Offshore and Ardsley Energy Offshore, is 262 Harbor Drive, Stamford, Connecticut 06902. The address of the registered office of Ardsley Offshore and Ardsley Energy Offshore is Romasco Place, Wickhams Cay 1, Roadtown Tortola, British Virgin Islands. Mr. Hempleman has voting and investment control over the shares of Common Stock held by AP Fund II, LP, Ardsley Institutional, Ardsley Energy, Ardsley Offshore, and Ardsley Energy Offshore. Mr. Hempleman is the Managing Partner of Ardsley and Ardsley Partners and in that capacity directs their operations and therefore may be deemed to be the indirect "beneficial owner" of the shares of Common Stock owned by Ardsley Offshore, Ardsley Energy Offshore, AP II, Ardsley Institutional, Ardsley Energy and the managed accounts. Mr. Hempleman disclaims beneficial ownership of all of the shares of Common Stock reported in the 13G.

(5)	The address of each of the officers and directors named in the table is No.4, Nan Re Yuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311, P.R. China.

(6)	Represents an option to purchase 6,667 shares of common stock at an exercise price of $7.50 per share.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board has nominated the persons identified below for election as directors, to serve until the next annual meeting and their successors have been elected and qualified.  If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute nominated by the Board.

Name	Age	Other positions with Company; other directorships held in last five years (1)	Has served as Company director since
Zhuangyi Wang	51	Chief Executive Officer, Director	1998
Alan D. Stewart	68	Chief Operating Officer, Director	2010
Gary B. Crook	58	Director	2009
Zhiguo Jin	53	Director	2009
Chaoying Li	39	Director	2009

(1)	The biography of each of the nominees below contains information regarding the business experience of such nominee.

Mr. Zhuangyi Wang is the founder of QKL-China and since its inception in 1998 has been its Chief Executive Officer and Chairman of its Board. From 1998 to the present, Mr. Wang has also worked as the store manager of one of our supermarket stores. Mr. Wang received his bachelors degree from Heilongjiang Radio & TV University in 1984.

Mr. Alan D. Stewart joined the company as Chief Operating Officer in July 2008. His professional career includes General Manager – Hypermarket Division for N.T.U.C. – Fairprice of Singapore (2006-2008); CEO- Supermarket Division, Director of Hypermarket for PT Matahari Putra Prima of Indonesia (2001-2006); General Manager – Alazizia/ Panda United, Inc. Saudi Arabia and 32 years with American Stores Inc. of Salt Lake City, Utah in various positions including President and COO. Mr. Stewart is a graduate of the Advanced Management Program from Harvard University.

Mr. Gary B.  Crook was appointed chairman of audit committee of the Company in September 2009. Mr. Crook has been a financial consultant since 2004. From March 2009 to March 2010, Mr. Crook was the Director of Finance for Canon Business Solutions. From January 2007 to January 2008, Mr. Crook was the Chief Financial Officer of Better Biodiesel, Inc., a publicly traded alternative energy company. Prior to these roles, he was Senior Vice President of Operations with the INTEQ Group, Inc. from 2000 to 2005 and Senior Vice President and Chief Financial Officer of SOS Staffing Services, Inc. from 1995 to 2000. Mr. Crook served as Vice President and Controller at Food 4 Less Supermarkets in La Habra, California, was the VP and Controller of Alpha Beta Company from 1986 to 1991, and served in various positions in American Stores Company in Salt Lake City in Utah from 1979 to 1986. He also served as an independent director and chairman of the audit committee at Q Comm International, Inc., a technology company traded on the American Stock Exchange, from 2004 until the company was sold in 2007. Mr. Crook has a Bachelor’s degree in Business Economics and MBA from the University of Utah.

Mr. Zhiguo Jin was appointed as a director of the Company in September 2009. Mr. Jin has been the Chairman of Tsingtao Brewery Company Limited since June 2008. He joined Tsingtao Beer in 1975. He became the Vice-Chairman and President of Tsingtao Brewery in July 2001. Mr. Jin was profiled as one of the top 10 prominent figures in business by CCTV in 2007. Mr. Jin has spent his entire career with Tsingtao Beer Group, Ltd. He received a PhD in Natural Science from Qingdao University and an EMBA from the China Europe International Business School.

Mr. Chaoying Li was appointed as a director of the Company in September 2009. Mr. Li is a founding partner of the Han Kun Law Offices, where he has worked since January 2005. Mr. Li specializes in foreign direct investment, mergers and acquisitions, public and private financings (equity and debt), incorporation and corporate restructuring, as well as intellectual property protection. From August 2001 to December 2004, he was a partner at T&C Law Offices in Beijing. Prior to that, he was a founder and general counsel of Bookoo, Inc., a pioneer in the e-book marketplace and one of the first Internet companies in Greater China to emphasize the management of intellectual property rights. Before founding Bookoo, Mr. Li spent over four years working for Cha & Cha, an international law firm. Mr. Li received a Bachelor of Science in Mathematics in 1995, a Bachelor of Laws in 1996 and a Master of Laws in 1999 from Peking University. In 2003, he also obtained a Master of Laws from University of Ottowa. Mr. Li has written numerous academic and professional articles that have been widely published internationally and in Mainland China, Taiwan and Hong Kong.

All of our directors will hold their positions on the Board until our next annual meeting of the stockholders and until their respective successors have been elected or appointed. Officers serve at the discretion of the Board.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board.

Our directors and executive officers have not, during the past ten years:

•	had any bankruptcy petition filed by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding;

•	been involved in any judicial or administrative proceeding (not subsequently reversed) in which the person was found to have committed mail or wire fraud;

•
been involved in any judicial or administrative proceeding (not subsequently reversed) in which the person was found to have violated any law respecting financial institutions or insurance companies or any settlement of such a proceeding (other than a settlement between private litigants);

•	been subject to any disciplinary sanction or order by a securities or commodities self-regulatory organization;

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

The Board has determined that Messrs. Crook, Jin and Li are independent under Rule 5605(a)(2) of the NASDAQ Listing Rules.

Board Committees and Meetings

Board of Directors

We have five members serving on our Board, a majority of which are considered “independent directors” as defined under NASDAQ Marketplace Rules. All actions of the Board require the approval of either a majority of the directors in attendance at a meeting, duly called and noticed, at which a quorum is present or the unanimous written consent of all of the members of the Board. In 2010, our Board did not meet in person for regularly scheduled meetings, and acted by written consent five times. During 2010, no director attended fewer than 75% of the meetings of the Board and Board committees of which the director was a member.

It is the policy of the Board that all directors should attend the annual meetings in person or by teleconference. This is our second annual shareholder meeting.

Board Committees

The Board has an audit committee, a nominating and corporate governance committee and a compensation committee, each of which was formed on September 14, 2009.

Audit Committee

The Board has standing audit, compensation, and nominating committees, comprised solely of independent directors.  Each committee has a charter, which is available at Company’s website, www.qklstoresinc.com.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, recommends to the Board the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The audit committee operates under a written charter. The Audit Committee held four  meetings during 2010.

The members of the Audit Committee are Gary B. Crook, Chairman, Zhiguo Jin, and Chaoying Li. The Board has determined that Mr. Crook is an audit committee financial expert, as defined in SEC rules.

Audit Committee Report

With respect to the audit of Company’s financial statements for the year ended December 31, 2010, the Audit Committee

•	has reviewed and discussed the audited financial statements with management;

•
has discussed with Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2010.

Gary B. Crook, Chairman
Zhiguo Jin
Chaoying Li

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is to assist the Board in identifying qualified individuals to become members of our Board, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. Messrs. Crook, Jin and Li are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter. Mr. Jin is the Chairman of Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held no meetings during 2010.

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the listing standards of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o QKL Stores Inc., 4 Nanreyuan Street, Dongfeng Road, Sartu District, 163300 Daqing, P.R. China. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation

Compensation Committee

The compensation committee is responsible for (a) reviewing and providing recommendations to the Board on matters relating to employee compensation and benefit plans, and (b) assisting the Board in determining the compensation of the chief executive officer and making recommendations to the Board with respect to the compensation of the chief financial officer, other executive officers of the Company and independent directors. Messrs. Crook, Jin and Li are members of the Compensation Committee. The Compensation Committee operates under a written charter. Mr. Li is the Chairman of Compensation Committee. The Compensation Committee held no meetings during 2010 and acted by written consent four times.

We intend to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies in northeastern China to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Our non-independent directors are not compensated for their service as directors.

Compensation of Non-Employee Directors

Our independent directors are compensated $15,000 annually for their service as directors. In addition, we have issued them stock options to purchase 20,000 shares of common stock that vest and become exercisable in three approximately equal amounts on the three subsequent anniversary dates of the grant.

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Code of Ethics

We adopted a Code of Business Conduct and Ethics on February 6, 2009. The Code of Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K, constitutes our Code of Ethics for our principal executive officer, our principal financial and accounting officer and our other senior financial officers. The Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A printed copy of the Code of Ethics may be obtained free of charge by writing to us at QKL Stores Inc., 4 Nanreyuan Street, Dongfeng Road, Sartu District, 163300 Daqing, P.R. China.

Board Operations

One person holds the positions of principal executive officer and chairman of the Board of Company. The board has not designated a lead independent director. Given the limited number of directors comprising the Board, the independent directors call and plan their executive sessions collaboratively and, between Board meetings, communicate with management and one another directly. The independent directors believe that they are equally capable of monitoring Company’s operations and that delegating to a lead director functions in which they all participate might detract from rather than enhance performance of their responsibilities as directors.

The Board plays an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks.  To date, the Board has not regularly reviewed reports from members of senior management and committees on areas of material risk to the Company, including operational, financial, legal, strategic and regulatory risks.   However, the Board intends to implement such a policy during 2011.

Stockholder Communications

Stockholders can mail communications to the Board of Directors, c/o Secretary, QKL Stores Inc., 4 Nanreyuan Street, Dongfeng Road, Sartu District, 163300 Daqing, P.R. China, who will forward the correspondence to each addressee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of the reports to Company.  Based solely on the Company’s review of copies of such forms and written representations by Company’s executive officers and directors received by it, Company believes that during 2010 a Form 3/A for Zhuangyi Wang, a Form 3 for Winning State International Limited and a Form 3 for Tsz-Kit Chan were filed late.

Non-Director Executive Officer

Name	Age	Position
Tsz-Kit Chan	35	Chief Financial Officer

Mr. Chan was appointed as our Chief Financial Officer in October 2010. Mr. Chan is currently an independent, non-executive Director of New Smart Energy Group Limited, a Hong Kong main board-listed company, serving as the chairman and a member of the Audit Committee. Mr. Chan was a partner in a Hong Kong CPA firm, Albert Wong & Co, from 2007 to 2010, and was a manager at that firm from 2005 to 2007.  Mr. Chan graduated from the Hong Kong Polytechnic University with a bachelor degree in Accounting in 1998 and also obtained an MBA from the Chinese University of Hong Kong in 2001. Mr. Chan is a member of the Association of Chartered Certified Accountants (ACCA) and a fellow member of the Hong Kong Institute of Certified Public Accountants (HKICPA), and has the Practising Certificate of Hong Kong SAR. Mr. Chan is also a member of the American Institute of Certified Public Accountants (AICPA), and holds an active license in the Colorado State Board of Accountancy.

Executive Compensation

Summary Compensation Table

The following is a summary of the compensation we paid to persons who served as our chief executive officer, and the chief financial officer and chief operating officer as of the years ended December 31, 2010 and 2009. Except as listed below, no executive officer received compensation in excess of $100,000 for any of the two years listed below.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensat-ion Earnings ($)	All Other Compensat-ion ($)	Total ($)
Zhuangyi Wang,	2010	79,646	-0-	-0-	-0-	-0-	-0-	-0-	79,646
CEO (3)	2009	70,140	-0-	-0-	-0-	-0-	-0-	-0-	70,140

Alan D. Stewart,	2010	191,352	-0-	-0-	168,420	-0-	-0-	-0-	359,772
COO (4)	2009	191,352	-0-	-0-	-0-	-0-	-0-	-0-	191,352

Crystal Chen,	2010	140,118	-0-	-0-	-0-	-0-	-0-	-0-	140,118
CFO (5)	2009	126,828	-0-	-0-	-0-	-0-	-0-	-0-	126,828

Tsz-Kit Chan,	2010	17,607	-0-	-0-	111,360	-0-	-0-	-0-	128,967
CFO (5)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	The amounts reflect compensation provided to our named executive officers in their capacities as officers of QKL-China.

(2)
(8) Represents the grant date fair value of the common stock option grants shown in the table under FASB ASC Topic 718 using assumptions set forth in the footnotes to the financial statements in the Company’s Annual Report on Form 10-K for 2010.

(3)	Zhuangyi Wang was appointed as the CEO effective March 28, 2008.

(4)	Alan D. Stewart was appointed as the COO in July 2008.

(5)	Crystal Chen resigned as our CFO on October 18, 2010 and Tsz-Kit Chan was appointed as our CFO on October 18, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each named executive officer, information regarding unexercised stock options, unvested stock awards, and equity incentive plan awards outstanding as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zhuangyi Wang,, CEO	0	0	0	0	0	0	0	0	0
Alan Stewart, COO(1)	0	20,000	0	$4.40	6/26/2018	0	0	0	0
Tsz-Kit Chan, CFO(2)	0	20,000	0	$3.42	12/2/2018	0	0	0	0

(1) On June 26, 2010, the Company entered into a stock option agreement with Alan Stewart, granting Mr. Stewart options to purchase 100,000 shares of the Company’s common stock at an exercise price of $4.40 per share. The options vest in equal amounts on the grant date and on the following four anniversary dates of the grant date and expire on June 26, 2018 or the date on which the option is fully exercised.

(2) On December 2, 2010, the Company entered into a stock option agreement with Tsz-Kit Chan, granting Mr. Chan options to purchase 100,000 shares of the Company’s common stock at an exercise price of $3.42 per share. The options vest in equal amounts on the grant date and on the following four anniversary dates of the grant date and expire on December 2, 2018 or the date on which the option is fully exercised.

Employment Agreements

We have signed standard Chinese employment agreements as required by PRC Labor Contract Law with all of our employees, including executive officers, which have a term of two to five years.

Mr. Zhuangyi Wang entered into a two-year agreement on October 1, 1998 with QKL-China, which was renewed every two years until October 1, 2008. The current contract was signed in 2008 for five-year term and a salary of RMB 40,000 ($5,845) per month.

Mr. Alan Stewart entered into a three-year agreement on July 1, 2010 with QKL-China for a salary of $15,946 per month.

Mr. Tsz-Kit Chan entered into an employment contract for a term of two years that will expire on October 17, 2012. The term will automatically extend for two-year periods unless either party provides thirty days’ written notice of termination of the employment contract prior to the end of the initial term or any extension thereof. Pursuant to the employment contract, Mr. Chan will receive an after-tax monthly salary of RMB 50,000 (approximately $7,460) per month. Mr. Chan will be granted stock options on an annual basis based on his work performance and the performance of the Company in accordance with the Company’s employee stock option plan.  According to the employment contract, the Company may terminate the employment with Mr. Chan for causes defined in the employment contract with thirty days’ advance written notice, in which event Mr. Chan will be entitled to receive compensation in accordance with relevant laws and regulations. Under certain circumstances provided in the employment contract, the Company may elect to pay an additional month’s salary to replace its written notice advancement obligation. Mr. Chan may terminate the employment with the Company by giving a thirty-day advance written notice to the Company.  Both the Company and Mr. Chan may terminate the employment for causes provided in the employment contract without advance written notice. The employment contract also contains covenants regarding non-competition and confidentiality.

Assuming the employment of the Company’s named executive officers were to be terminated without cause or for good reason or in the event of change in control, as of December 31, 2010, the following individuals would have been entitled to payments in the amounts set forth opposite to their name in the below table:

Name	Cash Payment
Zhuangyi Wang	$0
Alan Stewart	$0
Tsz-Kit Chan	$0

Additional Narrative Disclosure

We have no plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified defined benefit plans, supplemental executive retirement plans, tax qualified defined contribution plans and non-qualified defined contribution plans.

There are no contracts agreements, plans or arrangements, whether written or oral, that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer or a change in control of the Company or a change in the executive officers responsibilities following a change in control, with respect to each named executive officer.

Compensation of Directors

The following table sets forth information regarding compensation of each director, other than named executive officers, for fiscal 2010.  Our named executive officers do not receive any compensation for their role as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gary B. Crook	17,500	-0-	-0-	-0-	-0-	-0-	17,500

Zhiguo Jin	15,000	-0-	-0-	-0-	-0-	-0-	15,000

Chaoying Li	15,000	-0-	-0-	-0-	-0-	-0-	15,000

On September 14, 2009, we entered into agreements with each of our three independent directors. The agreements provide for annual cash compensation of $15,000 for Mr. Jin and Mr. Li and $17,500 for Mr. Crook. In addition, on September 14, 2009 we granted stock purchase options to each of the three newly appointed independent directors to purchase 20,000 shares of common stock at an exercise price of $7.50 per share (the stock price at the date of the grant). The options vest and become exercisable in three approximately equal amounts on the three subsequent anniversary dates of the grant. The Board approved such grants.

Certain Relationships and Related Transactions

None.

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed BDO China Li Xin Da Hua CPA Co., Ltd. (formerly known as BDO Guangdong Dahua Delu CPAs, LLP) (“BDO”) as independent accountants for fiscal 2011, subject to the ratification by stockholders.  Representatives of BDO are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

On October 15, 2009, we dismissed Albert Wong & Co. (“Albert Wong”), as our independent registered public accounting firm. The reports of Albert Wong on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent accountants was approved by our Audit Committee on October 14, 2009.

During our two most recent fiscal years and through October 16, 2009, the date of filing our Current Report on Form 8-K announcing the dismissal of Albert Wong, we have had no disagreements with Albert Wong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Albert Wong, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

Albert Wong has provided us with a letter addressed to the SEC stating that it agreed with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K, which was filed with the SEC on October 16, 2009.

On October 16, 2009, we appointed BDO as our new independent registered accounting firm. The appointment of BDO was approved by our Audit Committee on October 14, 2009.

If stockholders fail to ratify the appointment, the Audit Committee will appoint other independent accountants whose selection for any period subsequent to the next Annual Meeting year will be subject to stockholder ratification.

Services and Fees of Independent Accountants

Aggregate fees billed to the Albert Wong during the last two fiscal years were as follows:

Fees	2010	2009

Audit Fees	$0	$78,000

Audit Related Fees	$0	$9,000

Tax Fees	$0	$0

All Other Fees	$0	$0

Total	$0	$87,000

Audit-Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. This category includes accounting consultations on transaction and proposed transaction related matters.

We incurred these fees in connection with registration statements, financing, and acquisition transactions.

Tax Fees

The aggregate fees in each of the last two years for the professional services rendered by the principal accountant for tax compliance, tax advice and tax planning were nil.

All Other Fees

There are no other fees to disclose.

Aggregate fees billed to the BDO during the last two fiscal years were as follows:

Fees	2010	2009

Audit Fees	$290,000	$230,000

Audit Related Fees	$12,000	$22,500

Tax Fees	$0	$0

All Other Fees	$0	$0

Total	$302,000	$252,500

Audit-Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. This category includes accounting consultations on transaction and proposed transaction related matters.

We incurred these fees in connection with registration statements.

Tax Fees

The aggregate fees in each of the last two years for the professional services rendered by the principal accountant for tax compliance, tax advice and tax planning were nil.

All Other Fees

There are no other fees to disclose.

Pre-Approval of Services

The Audit Committee appoints the independent accountant each year and pre-approves the audit services.  The Audit Committee may delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  All services described under the caption Services and Fees of Independent Accountants were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

OTHER INFORMATION

Company’s 2010 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to Secretary, QKL Stores Inc., No.4, Nan Re Yuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311, P.R. China.

Important Notice Regarding Availability of Proxy Materials

This proxy statement and Company’s 2010 annual report are available at the Company’s website, www.qklstoresinc.com.

Other Matters to Be Presented at the Annual Meeting

Company did not have notice, as of March 15, 2011, of any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement.  The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Stockholder Proposals for Next Annual Meeting

Stockholder proposals intended to be included in the proxy statement for the next annual meeting must be received by Company by December 30, 2011.  The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s Board for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by March 15, 2012.

By Order of the Board of Directors,

Zhuangyi Wang
Chief Executive Officer and Director

April 28, 2011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Zhuangyi Wang 02 Alan D. Stewart 03 Gary B. Crook 04 Zhiguo Jin 05 Chaoying Li

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF BDO CHINA LI XIN DA HUA CPA CO. LTD. INDEPENDENT ACCOUNTANTS AS THE COMPANY'S AUDITOR FOR THE YEAR 2011.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000107805_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, AR/10K is/are available at www.proxyvote.com .

QKL STORES INC
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 27, 2011
This proxy is solicited on behalf of the Board of Directors

Zhuangyi Wang and Alan Stewart, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of QKL Stores Inc. that the undersigned would be entitled to vote, if personally present, at the 2011 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends a vote FOR Proposals 1 and 2.

Continued and to be signed on reverse side

0000107805_2 R1.0.0.11699